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                                                                       Exhibit 5

                      [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                                  April 27, 1999



Vornado Operating Company,
  Park 80 West, Plaza II,
    Saddle Brook, New Jersey 07663.


Dear Sirs:

            In connection with the registration under the Securities Act of 1933 (the "Act") of 1,000,000 shares of Common Stock, par value $.01 per share (the "Securities"), of Vornado Operating Company, a Delaware corporation (the "Company"), to be issued from time to time upon the exercise of options granted or to be granted pursuant to the 1998 Omnibus Stock Plan of Vornado Operating Company, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act and the Securities have been duly issued and delivered as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

            The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
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Vornado Operating Company                                                     2

            We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,


                                        /s/ Sullivan & Cromwell